UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2005
Dex Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32249 (Commission File Number)	14-1855759 (IRS Employer Identification No.)

198 Inverness Drive West, Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)
(303) 784-2900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 5, 2005, Dex Media, Inc. (the “Company”) announced that Marilyn B. Neal will retire as the Company’s Executive Vice President and Chief Operating Officer, effective December 31, 2005.
     On December 5, 2005, the Company also announced that Linda A. Martin, age 52, will assume the position of Executive Vice President and Chief Operating Officer, effective January 1, 2006. Ms. Martin has served as the Company’s Senior Vice President of Sales since November 2002. From 1977 until her retirement from Verizon in 2002, Ms. Martin served in a variety of sales and leadership positions with GTE/ Verizon, including Publishing, Sales and Operations. From 2001 until 2002, Ms. Martin was Vice President of the Transcoastal Region, where she was instrumental in the GTE/Verizon merger process, particularly with the integration of the former R.H. Donnelley organization into Verizon Information Services. In the 1990s, she held the positions of Area Vice President, Vice President of Publishing, Operations, Sales and Quality, Vice President/ General Manager of the California Region and Regional Vice President of New York. The terms of Ms. Martin’s amended employment agreement with the Company have not been determined as of the date hereof. When such information becomes available, the Company will file an amendment to this Report on Form 8-K.
     A copy of the press release announcing Ms. Neal’s retirement and the appointment of Ms. Martin to the position of Executive Vice President and Chief Operating Officer is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits
(c)     Exhibits

Exhibit No.	Description
99.1	Press release dated December 5, 2005 entitled “Marilyn Neal to Retire as Chief Operating Officer of Dex Media; Linda Martin Named as Successor.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.
Date: December 12, 2005	By:	/s/ FRANK M. EICHLER
	Name:	Frank M. Eichler
	Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 5, 2005, entitled “Marilyn Neal to Retire as Chief Operating Officer of Dex Media; Linda Martin Named as Successor.”